Exhibit 10.2

BOARD APPOINTMENT AGREEMENT

This BOARD APPOINTMENT AGREEMENT (this “Agreement”), dated as of September 3, 2026, by and among USA Rare Earth, Inc., a Delaware corporation (the “Parent”) and VB (Rare Earths) Limited, a limited company incorporated under the Laws of Guernsey (the “Investor”).

1.	Board Appointment Rights.

(a) Following the Closing and subject to the terms and conditions contained herein, as long as the 5% Beneficial Ownership Requirement is met the Investor shall have the right to (i) designate one (1) Investor Designee for appointment or election to the Board of Directors of Parent (the “Board”) and (ii) remove a duly elected or appointed Investor Director as a member of the Board (but only to the extent the Parent has the right to cause such removal). For the avoidance of doubt, from and after such time as the Investor first ceases to satisfy the 5% Beneficial Ownership Requirement, the designation and removal rights under immediately foregoing clauses (i) and (ii), respectively, shall terminate, and, at the Board’s request, the Investor shall take all actions within its control to cause the Investor Director to resign from the Board.

(b) Subject to the terms and conditions contained herein, the Parent shall include the Investor Designee designated by the Investor in the Parent’s slate of nominees for the applicable annual meeting of the Parent’s stockholders and shall recommend that the Parent’s stockholders vote in favor of such Investor Designee and shall support the Investor Designee in a manner no less rigorous and favorable than the manner in which the Parent supports its other nominees (taking into consideration applicable Securities Laws and fiduciary duties). Without the prior written consent of the Investor, subject to the terms and conditions contained herein, so long as the Investor is entitled to designate an Investor Designee for election to the Board, the Board shall (i) not remove any Investor Director from his or her directorship, (ii) not recommend voting against such Investor Designee and (iii) recommend voting against any action or proposal to remove such Investor Designee. In the event that the 5% Beneficial Ownership Requirement ceases to be satisfied during the term of an Investor Designee as a director, the Investor Designee shall not be required to resign solely as a result thereof and may continue the remainder of his or her term in office in accordance with the terms of this Agreement.

(c) In the event of the death, disability, resignation or removal of any Investor Director as a member of the Board or an Investor Designee is not elected at any annual meeting of Parent’s stockholders, the Investor, if it is entitled to designate an Investor Designee pursuant to this Agreement, may designate an Investor Designee to replace such Investor Director or Investor Designee (if such Investor Designee’s board seat is vacant), as applicable, and the Parent shall promptly cause such Investor Designee to fill such resulting vacancy for the remainder of the term of the replaced Investor Designee and until such replacement’s successor shall have been elected and qualified.

(d) The Investor shall not designate an individual for election or appointment to the Board, (i) unless such individual is reasonably acceptable to the Nominating Committee, (ii) where such individual is to be included in the slate of nominees for the applicable annual meeting of the Parent’s stockholders, the Parent must receive notice of such designation at least 120 days prior to the date of the annual meeting, (iii) the individual must complete and submit to the Board any questionnaires that the Parent requires of its directors generally and submit any other information that the Parent or the Nominating Committee reasonably requests in connection with the Parent’s obligations under the Securities Laws or in connection with the satisfaction of the Nominating Committee’s fiduciary duties.

(e) The Parent shall indemnify the Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board. The Parent acknowledges and agrees that it (i) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Parties to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary), and (ii) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it indemnifies, insures and provides such advancement of expenses to other members of the Board, without regard to any rights the Investor Director may have against any Investor Parties or their Affiliates.

(f) The parties hereto agree that the Investor Director shall be entitled to the same cash and/or equity compensation (if any) from the Parent and reimbursement from the Parent for the reasonable out-of-pocket fees or expenses incurred in connection with their service as a director in a manner consistent with the Parent’s practices with respect to compensation and reimbursement for other members of the Board, including reimbursement pursuant to customary indemnification arrangements.

2.	Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

(a) “5% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own shares of Parent Common Stock that represent, in the aggregate, at least 5% of the then outstanding Parent Common Stock.

(b) “Affiliate” means, as to any person or entity, any other person or entity that, directly or indirectly, controls, or is controlled by, or is under common control with, such person or entity; provided, however, that the Parent and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates; provided, further, that Vision Blue Capital Limited and Vision Blue Advisors UK LLP shall be considered Affiliates of the Investor. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person or entity, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(c) “Bylaws” means the Bylaws of the Parent as amended or modified from time to time.

(d) “Closing” has the meaning set forth in the Merger Agreement.

(e) “Investor Designee” means an individual designated in writing by the Investor to be appointed, or nominated by the Parent for election, to the Board pursuant to this Agreement.

(f) “Investor Director” means a member of the Board who was elected to the Board as an Investor Designee.

(g) “Investor Parties” means the Investor and its controlled Affiliates.

(h) “Nominating Committee” means the Nominating and Corporate Governance Committee of the Parent.

(i) “Merger Agreement” means the Agreement and Plan of Merger made as of April 19, 2026, by and among (i) Parent, (ii) Middlebury Merger Sub, Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and an indirect, wholly owned subsidiary of Parent, (iii) SVRE Holdings, Ltd., a business company limited by shares incorporated under the laws of British Virgin Islands and (iv) the Seller Representative (as defined therein), as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2026, by and among (i) Parent, (ii) Middlebury Merger Sub, Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and an indirect, wholly owned subsidiary of Parent, (iii) SVRE Holdings, Ltd., a business company limited by shares incorporated under the laws of British Virgin Islands and (iv) the Seller Representative (as defined therein), and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated as of September 3, 2026, by and among (i) Parent, (ii) Middlebury Merger Sub, Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and an indirect, wholly owned subsidiary of Parent, (iii) SVRE Holdings, Ltd., a business company limited by shares incorporated under the laws of British Virgin Islands and (iv) the Seller Representative (as defined therein).

(j) “Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

(k) “Securities Laws” means the Securities Act, the Exchange Act and the rules of any exchange on which the Parent Common Stock is trading.

3.	Effectiveness; Termination.

Notwithstanding anything to the contrary contained herein, this Agreement shall become effective upon the Closing. In the event that the Merger Agreement is terminated prior to the Closing, then this Agreement shall automatically terminate upon termination of the Merger Agreement.

4.	Miscellaneous.

(a) No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b) Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, that may have related in any way to the subject matter hereof.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of Law, through a change in control or otherwise) without the prior written consent of the other party hereto.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each party hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(h) Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(h).

(i) Amendment or Modification. This Agreement may not be amended except in a written instrument executed by the Parent and the Investor. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party hereto to be bound thereby.

(j) Waivers. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party hereto to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

(k) Specific Performance. The parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, may occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that each of the Parent and the Investor shall be entitled to seek an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy available at law or in equity.

(l) Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

USA RARE EARTH, INC.

By:	/s/ William Robert Steele, Jr.
	Name:	William Robert Steele, Jr.
	Title:	Chief Financial Officer

VB (RARE EARTHS) LIMITED

/s/ Harry Rouillard
Name:	Harry Rouillard
Title:	Director

[Signature page to Board Appointment Agreement]